UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 7, 2015

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b),(c) and (e) – Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2015, the Board of Directors of Escalade, Incorporated (“Escalade”) appointed David L. Fetherman as Escalade’s Chief Executive Officer and President effective immediately. Mr. Fetherman, age 57, has served as President, Escalade Sports since April, 2012, and he will continue in that role in addition to being Chief Executive Officer. Mr. Fetherman previously served as Vice President, Sales, Escalade Sports since October, 2007. Mr. Fetherman has no family relationship with any other executive officer or director of Escalade. Mr. Fetherman has not been involved in any related party transaction with Escalade.

In connection with Mr. Fetherman’s promotion to Chief Executive Officer and President, Mr. Fetherman will be provided the following compensation:

•	Annual base salary of $275,000 for fiscal year 2016, subject to annual review and increases by Escalade’s Compensation Committee of its Board of Directors for 2016 and future years;

•	Annual cash bonus and equity awards, based on company and personal performance, as determined by Escalade’s Compensation Committee of its Board of Directors; and

•	Participation in Escalade’s health and welfare plans, consistent with company policy.

Also on December 7, Robert J. Keller resigned from all of his positions with Escalade, including as Chief Executive Officer and President and as a director.

In connection with Mr. Keller’s departure, he and Escalade entered into the Agreement and Release attached hereto as Exhibit 10.1. As contemplated by his Executive Severance Agreement dated as of September 14, 2012, as extended, the material terms of the Agreement and Release provide that: (a) Escalade will pay to Mr. Keller his salary through the end of the Company’s 2015 fiscal year; (b) incentive compensation for Escalade’s 2015 fiscal year in the amount of $275,000; (c) additional payments equal to his 2015 base salary over a period of twelve months, less FICA, Medicare, federal, state and local taxes; (d) if Mr. Keller elects to exercise his COBRA rights, Escalade will pay COBRA premiums on his behalf for twelve months; (e) Escalade will accelerate the vesting of all equity incentive awards previously made to him; (f) Mr. Keller has agreed to certain covenants in favor of Escalade, including a one year non-competition provision; and (g) Mr. Keller and Escalade have mutually released the other from any potential claims, except as otherwise provided in the Agreement.

In addition to the above executive management changes, the Escalade Board of Directors appointed Mr. Fetherman as a director of Escalade to fill the vacancy created by Mr. Keller’s resignation. None of these changes impact or in any way relate to the financial statements or reporting of Escalade or its subsidiaries.

A copy of Escalade’s December 7, 2015 press release announcing these management changes is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

10.1	Agreement and Release dated December 7, 2015 by and between Robert J. Keller and Escalade, Incorporated*

99.1	Press release dated December 7, 2015

* Denotes management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2015	ESCALADE, INCORPORATED

By: /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Vice President Finance and Chief Financial Officer

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